Exhibit 4(s)

THE DAYTON POWER AND LIGHT COMPANY

AND

THE BANK OF NEW YORK

(formerly Irving Trust Company)
Trustee

Forty-Fourth Supplemental Indenture

Dated as of September 1, 2006

THE DAYTON POWER AND LIGHT COMPANY

FORTY-FOURTH SUPPLEMENTAL INDENTURE
DATED AS OF SEPTEMBER 1, 2006

ARTICLE ONE. BONDS OF THE 4.80% POLLLUTION CONTROL SERIES 2006 DUE 2036 AND ISSUE THEREOF		13

Sec. 1.	Series and Form of New Bonds	13
Sec. 2.	Issue of New Bonds	13
Sec. 3.	Dates, Interest, etc., of New Bonds	13
Sec. 4.	Denominations and Exchangeability of New Bonds; Temporary Bonds may be Authenticated and Delivered	14
Sec. 5.	Mandatory Redemption of New Bonds and Redemption Price	14
Sec. 6.	Extraordinary Optional Redemptin of New Bonds and Redemption Price	15
Sec. 7.	Optional Redemption of New Bonds and Redemption Price	15
Sec. 8.	Notice of Redemption of New Bonds	15
Sec. 9.	New Bonds Deemed Paid in Certain Circumstances	16
Sec. 10.	New Bonds Deemed Paid in Additional Circumstances	16
Sec. 11.	Surrender of New Bonds in Certain Circumstances	16
Sec. 12.	Application of Article Ten of First Mortgage as Amended	16
Sec. 13.	Form of New Bonds	17

ARTICLE TWO. COVENANTS OF THE COMPANY		17

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	17
Sec. 2.	Covenant of the Company and Legal Opinion as to Recording	17

ARTICLE THREE. MISCELLANEOUS		17

Sec. 1.	Authentication and Delivery of New Bonds in Advance of the Recording of Forty-Fourth Supplemental Indenture	17
Sec. 2.	Forty-Fourth Supplemental Indenture to Form Part of First Mortgage	17
Sec. 3.	Definitions in First Mortgage Shall Apply to Forty-Fourth Supplemental Indenture	18
Sec. 4.	Execution in Counterparts	18

Testimonium		S-1

Signatures		S-1

Acknowledgments		S-2

Exhibit A - Form of New Bond

FORTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of September 1, 2006, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee forty-three supplemental Indentures numbered, dated and, except as set forth below, providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Principal
Supplemental		Series	Amount
Indenture	Dated As Of	Provided For	Outstanding

First	March 1, 1937	3 1/4% Series	None
Due 1962

Second	January 1, 1940	3% Series	None
Due 1970

Third	October 1, 1945	2 3/4% Series	None
Due 1975

Fourth	January 1, 1948	3% Series	None
Due 1978

Fifth	December 1, 1948	3% Series A,	None
Due 1978

Sixth	February 1, 1952	3 1/4% Series	None
Due 1982

Seventh	September 1, 1954	3% Series	None
Due 1984

Principal
Supplemental		Series	Amount
Indenture	Dated As Of	Provided For	Outstanding

Eighth	November 1, 1957	5% Series	None
Due 1987

Ninth	March 1, 1960	5 1/8% Series	None
Due 1990

Tenth	June 1, 1963	4.45% Series	None
Due 1993

Eleventh	May 1, 1967	5 5/8% Series	None
Due 1997

Twelfth	June 15, 1968	6 3/4% Series	None
Due 1998

Thirteenth	October 1, 1969	8 1/4% Series	None
Due 1999

Fourteenth	June 1, 1970	9 1/2% Series	None
Due 2000

Fifteenth	August 1, 1971	8 1/8% Series	None
Due 2001

Sixteenth	October 3, 1972	None issued	None

Seventeenth	November 1, 1973	8% Series	None
Due 2003

Eighteenth	October 1, 1974	10 1/8% Series	None
Due 1981

Nineteenth	August 1, 1975	10.70% Series	None
Due 2005

Twentieth	November 15, 1976	8 3/4% Series	None
Due 2006

Twenty-First	April 15, 1977	6.35% Series	None
Due 2007

Twenty-Second	October 15, 1977	8 1/2% Series	None
Due 2007

Twenty-Third	April 1, 1978	8.95% Series	None
Due 1998

Twenty-Fourth	November 1, 1978	9 1/2% Series	None
Due 2003

Twenty-Fifth	August 1, 1979	10 1/4% Series	None
Due 1999

Principal
Supplemental		Series	Amount
Indenture	Dated As Of	Provided For	Outstanding

Twenty-Sixth	December 1, 1979	12 1/8% Series	None
Due 2009

Twenty-Seventh	February 1, 1981	14 5/8% Series	None
Due 1988

Twenty-Eighth	February 18, 1981	14 1/2% Series	None
Due 1988

Twenty-Ninth	September 1, 1981	17% Series	None
Due 1991

Thirtieth	March 1, 1982	16 3/4% Series	None
Due 2012

Thirty-First	November 1, 1982	11 1/2% Series	None
Due 2012-A

Thirty-Second	November 1, 1982	11 1/2% Series	None
Due 2012-B

Thirty-Third	December 1, 1985	9 1/2% Series	None
Due 2015

Thirty-Fourth	April 1, 1986	9% Series	None
Due 2016

Thirty-Fifth	December 1, 1986	8 7/8% Series	None
Due 2016

Thirty-Sixth	August 15, 1992	6.40% Pollution	None
Control Series
1992-A
Due 2027
		6.40% Pollution	None
Control Series
1992-B
Due 2027

Thirty-Seventh	November 15, 1992	6.50% Pollution	None
Control Series
1992-C
Due 2022

Thirty-Eighth	November 15, 1992	8.40% Series	None
Due 2022

Thirty-Ninth	January 15, 1993	8.15% Series	None
Due 2026

			Principal
Supplemental		Series	Amount
Indenture	Dated As Of	Provided For	Outstanding

Fortieth	February 15, 1993	7 7/8% Series	None
		Due 2024

Forty-First	February 1, 1999	None issued	None

Forty-Second	September 1, 2003	5.125% Series	$470,000,000
		Due 2013

Forty-Third	August 1, 2005	4.80% Pollution Control Series 2005-A Due 2034	$41,300,000

		4.80% Pollution Control Series 2005-B Due 2034	$137,800,000

		4.70% Pollution Control Series 2005-C Due 2028	$35,275,000

WHEREAS, said Eleventh Supplemental Indenture, which created the 5 5/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and

WHEREAS, said Fifteenth Supplemental Indenture, which created the 8 1/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its

Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixteenth Supplemental Indenture dated as of October 3, 1972, which provided in its Article One for an amendment of Article Five of the First Mortgage, as theretofore amended, altering the requirements for the opinion of counsel to be delivered to the Trustee as a condition precedent to the authentication and delivery of additional Bonds under Article Five or the withdrawal of cash under Article Seven of the First Mortgage, as theretofore amended; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993 remain outstanding and the amendments contained in said Eleventh Supplemental Indenture have become effective; and

WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000 remain outstanding and the amendments contained in said Fifteenth Supplemental Indenture that did not theretofore become effective by virtue of the Sixteenth Supplemental Indenture have become effective; and

WHEREAS, said Forty-Second Supplemental Indenture, which created the 5 1/8% Series Due 2013, provided in its Article Two for certain amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i); and

WHEREAS, none of the Bonds of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024 remain outstanding and the amendments contained in said Forty-Second Supplemental Indenture have become effective; and

  WHEREAS, the First Mortgage as amended by the First through the Forty-Third Supplemental Indentures is hereinafter called the First Mortgage as amended; and

WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than the Series Due 1960; and

WHEREAS, the Company, pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board of Directors duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Forty-Fourth Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 4.80% Pollution Control Series 2006 Due 2036 (hereinafter sometimes called the New Bonds), which shall be limited to the aggregate principal amount of $100,000,000; and

WHEREAS, the New Bonds are to be issued by the Company to the Ohio Air Quality Development Authority (hereinafter called the Authority), or its assignee, to evidence and secure the obligations of the Company to repay the loan of the proceeds of the sale of the Project Bonds (as hereinafter defined) made by the Authority to the Company, pursuant to a certain Loan Agreement, dated as of September 1, 2006, between the Authority and the Company (hereinafter called the Loan Agreement), to assist in the financing of the Company’s portion of the cost of acquisition, construction and installation of certain “air quality facilities” (as that term is defined and used in Section 3706.01, of the Ohio Revised Code) installed in connection with: Units 7 and 8 at the Miami Fort Generating Station located in Hamilton County, Ohio as to which the Company at the date hereof owns an undivided 36% interest as tenant in common with another public utility company, Unit 2 at the Killen Generating Station located in Adams County, Ohio as to which the Company at the date hereof owns an undivided 67% interest as tenant in common with another public utility company, Units 1-4 at the J. M. Stuart Generating Station located in Brown and Adams Counties, Ohio as to which the Company at the date hereof owns an undivided 35% interest as tenant in common with two other public utility companies, and Unit 4 at the Conesville Generating Station in Coshocton County, Ohio as to which the Company at the date hereof owns an undivided 16.5% interest as tenant in common with two other public utility companies (such interests in said facilities being hereinafter called the Project); and

WHEREAS, the loan by the Authority in respect of the Project is to be funded by the proceeds derived from the sale by the Authority of State of Ohio Collateralized Air Quality

Development Revenue Bonds, 2006 Series A (The Dayton Power and Light Company Project), in the aggregate principal amount of $100,000,000 (hereinafter called the Project Bonds); and

WHEREAS, the Project Bonds are to be issued under a certain Trust Indenture, dated as of September 1, 2006 (hereinafter called the Project Bonds Indenture), between the Authority and The Bank of New York, as Trustee (hereinafter in such capacity called the Project Bond Trustee), and the New Bonds are to be assigned by the Authority to the Project Bond Trustee as security for the payment of the principal of and interest on the Project Bonds and are to be delivered by the Company on behalf of the Authority directly to the Project Bond Trustee; and

WHEREAS, the New Bonds and the Trustee’s certificate to be endorsed on all the New Bonds are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the form of Exhibit A hereto; and

WHEREAS, at a meeting of the Board of Directors of the Company, the Board of Directors adopted a resolution that authorized officers of the Company to approve the form, terms and provisions of this Forty-Fourth Supplemental Indenture (including the form of the New Bonds), and the execution by the Company of this Forty-Fourth Supplemental Indenture; and

WHEREAS, all things necessary to make the New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Forty-Fourth Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Forty-Fourth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Forty-Fourth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

REAL PROPERTY AND INTERESTS IN REAL PROPERTY.

All and singular, all real property and interests in real property acquired by the Company between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by the Company at the latter date.

SECOND.

ELECTRIC GENERATING PLANTS.

All electric generating plants and stations of the Company acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.

TRANSMISSION LINES.

All electric overhead and underground transmission lines of the Company acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

FOURTH.

SUBSTATIONS AND SUBSTATION SITES.

All substations and switching stations of the Company acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

FIFTH.

ELECTRIC DISTRIBUTION SYSTEMS.

All electric distribution systems of the Company acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.

LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.

All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.

GAS DISTRIBUTION SYSTEMS.

All gas distribution systems of the Company acquired or constructed by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.

OFFICE AND DEPARTMENTAL BUILDINGS.

All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.

TELEPHONE LINES.

All telephone lines of the Company acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.

FRANCHISES.

All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between August 1, 2005, the date of the Forty-Third Supplemental Indenture, and the date of this Forty-Fourth Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Forty-Fourth Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.

OTHER REAL ESTATE AND APPURTENANCES.

A.            All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Forty-Fourth Supplemental Indenture.

B.            All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

C.            All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

D.            All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

E.             All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

TWELFTH.

PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF
THE FIRST MORTGAGE AS AMENDED.

A.            Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage:  (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

B.            Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which, from time to time after the execution of this Forty-Third Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the years 2005 and 2006 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.

BONDS OF THE 4.80% POLLUTION CONTROL SERIES 2006 DUE 2036 AND ISSUE THEREOF.

SECTION 1.               There shall be a series of Bonds designated “4.80% Pollution Control Series 2006 Due 2036”, each of which shall bear the descriptive title First Mortgage Bond.  The aggregate principal amount of New Bonds which may be outstanding under the First Mortgage as amended and this Forty-Fourth Supplemental Indenture shall be limited to $100,000,000, except as provided in Section 9 of Article Two of the First Mortgage as amended.

SECTION 2.               Upon the execution and delivery of this Forty-Fourth Supplemental Indenture and upon delivery of $100,000,000 aggregate principal amount of the New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Fourth Supplemental Indenture, authenticate the New Bonds and deliver the New Bonds as provided in said Article Five, Article Six or Article Seven.

SECTION 3.               The New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature on September 1, 2036; and shall bear interest from September 13, 2006 as provided in said Section 3 of Article Two at the rate of four and eighty hundredths per centum (4.80%) per annum until paid or redeemed as hereinafter provided, payable on March 1, 2007 and thereafter semi-annually on each March 1 and September 1, and on the maturity date, to the Bondholders in whose names such New Bonds are registered at the close of business on February 15 or August 15, except that if the Company shall default in the payment of any installment of interest on any New Bonds, such interest in default shall be paid to the Bondholders in whose names the New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner.  The New Bonds shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which principal or interest is payable on the New Bonds is not a Business Day (as defined below), the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

SECTION 4.           The New Bonds shall be issued in denominations of $5,000 and any integral multiple of $5,000.

Whenever any New Bond or New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Bond or New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Bond or New Bonds so surrendered, a New Bond or New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any New Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Bond or New Bonds in principal amount equal to the unredeemed portion of the New Bond so presented.

The Company shall not be required to (a) register a transfer of, or exchange, any New Bond during a period of fifteen (15) days next preceding any selection of New Bonds to be redeemed or (b) register a transfer of, or exchange, any New Bond which shall have been selected for redemption in whole or in part.

A service charge will not be made for any registration of transfer or exchange of New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

Until definitive New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Bonds as provided in Section 8 of Article One of the First Mortgage as amended.  Such temporary New Bonds shall be exchangeable for definitive New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Fourth Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

SECTION 5.           The New Bonds shall be subject to mandatory redemption by the Company prior to maturity at any time in whole or in part at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, upon receipt by the Trustee of notice from the Project Bond Trustee to the effect that (a) the Company is required to deliver moneys to the Project Bond Trustee for the redemption of the Project Bonds in whole or in part, as the case may be, as provided in Section 6.3 of the Loan Agreement and (b) an equivalent principal amount of the Project Bonds are being concurrently called for redemption.  Said notice shall specify the redemption date of such New Bonds (which redemption date shall be the same date as the redemption date specified in said notice for the Project Bonds being currently redeemed).  Any such redemption shall be made upon the notice and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 6.           The New Bonds shall be subject to redemption, at the option of the Company, prior to maturity at any time, in whole or in part, at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, upon receipt by the Trustee of an officers’ certificate to the effect that (a) the Company has given notice to the Project Bond Trustee that the Company is exercising its option to direct the redemption of Project Bonds in whole or in part, as provided in Section 6.2 of the Loan Agreement and (b) an equivalent principal amount of New Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall have attached to it a copy of said notice to the Project Bond Trustee and shall specify the redemption date of such New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 7.           The New Bonds shall also be subject to redemption prior to maturity, at the option of the Company, in whole or in part, at anytime on or after September 1, 2016, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

Prior to any such redemption, the Trustee shall have received an officers’ certificate to the effect that (a) the Company has given notice to the Project Bond Trustee that the Company is exercising its option to deliver moneys to the Project Bond Trustee for the redemption of Project Bonds in whole or in part, as the case may be, as provided in Section 6.1 of the Loan Agreement and (b) an equivalent principal amount of Project Bonds are being concurrently called for redemption.  Such officers’ certificate shall specify the principal amount of the New Bonds to be redeemed, shall have attached to it a copy of said notice to the Project Bond Trustee and shall specify the redemption date of such New Bonds (which redemption date shall be not less than 45 days (unless a shorter period shall be acceptable to the Trustee) after the date of the mailing of such certificate and shall be the same date as the redemption date specified in said attached notice for the Project Bonds being concurrently redeemed).  Any such redemption shall be made upon the notice, which may be conditional as provided in Section 8 of this Article One, and in the manner provided in this Article One, subject to the provisions of the First Mortgage as amended.

SECTION 8.           Subject to the provisions of the First Mortgage as amended, written notice of redemption of the New Bonds pursuant to any of Sections 5, 6 or 7 of this Article One shall be given by the Trustee by mailing, first class postage prepaid, or delivering by hand to the registered owner of such New Bonds to be redeemed a notice of such redemption at its last address as it shall appear upon the books of the Company for the registration and transfer of such New Bonds.  Any notice of redemption pursuant to said Sections 5, 6 or 7 shall be mailed or delivered by hand as least 30 days and not earlier than 60 days before the redemption date; provided, however, that the registered owner or owners of all New Bonds may consent in writing to a shorter notice period, and such consent, if filed with the Trustee, shall be binding upon the Company and such registered owners and their transferees.  In the case of any notice of redemption of New Bonds pursuant to said Sections 6 or 7, such notice shall state that such redemption is conditional to the same extent and with the same effect, if any, as the notice of redemption of the Project Bonds being concurrently redeemed.

SECTION 9.           In the event any Project Bonds shall be purchased by the Company and surrendered by the Company to the Project Bond Trustee for cancellation or shall be otherwise surrendered to the Project Bond Trustee for cancellation pursuant to the Project Bonds Indenture (except upon exchange for other Project Bonds), New Bonds equivalent in principal amount to the Project Bonds so surrendered shall be deemed to have been paid, but only when and to the extent that (a) such payment of the principal amount of such New Bonds shall be noted by an agency of the Company on the schedule of payments on such New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article One.

SECTION 10.         In the event and to the extent the principal of or interest on any Project Bonds shall be paid, whether at maturity, upon redemption or otherwise, out of funds held by the Project Bond Trustee or out of any other funds or shall otherwise be deemed to be paid, an equal amount of principal or interest, as the case may be, payable with respect to an aggregate principal amount of New Bonds equal to an aggregate principal amount of such Project Bonds shall be deemed to have been paid, but, in the case of such payment of principal of such New Bonds, only when and to the extent that (a) such payment of the principal amount thereof shall be noted by any agency of the Company on the schedule of payments on such New Bonds and (if such agency is not the Trustee) written notice by such agency of such notation shall have been received by the Trustee or (b) such New Bonds shall have been surrendered to and cancelled by the Trustee as provided in Section 11 of this Article One.

SECTION 11.         When payment of any principal amount of a New Bond is made as provided in Section 9 or 10 of this Article One, the registered owner thereof shall surrender it to an agency of the Company for notation and notification or to the Trustee for cancellation as provided in such Section.  All New Bonds deemed to have been paid in full as provided in Section 9 or 10 of this Article One shall be surrendered to the Trustee for cancellation and the Trustee shall forthwith cancel the same.  In the event that part of a New Bond shall be deemed to have been paid as provided in said Section 9 or 10, the registered owner may at its option surrender such New Bond to the Trustee for cancellation, in which event the Trustee shall cancel such New Bond and the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, New Bonds in such authorized denominations as shall be specified by the registered owner in an aggregate principal amount equal to  the unpaid balance of the principal amount of such surrendered New Bond.

SECTION 12.         Except as in this Forty-Fourth Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First

Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Bonds at any time outstanding.  The term “officers’ certificate as used in this Article One shall mean a certificate signed by the President or a Vice President and any other Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary or any other officer of the Company.

SECTION 13.         The New Bonds shall be in fully registered form only.  The form of the New Bonds, and of the Trustee’s certificate of authentication thereon, shall be substantially as set forth in Exhibit A.

ARTICLE TWO.

COVENANTS OF THE COMPANY.

SECTION 1.           All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

SECTION 2.           Promptly after the execution and delivery of this Forty-Fourth Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Fourth Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Fourth Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE THREE.

MISCELLANEOUS.

SECTION 1.           The New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Forty-Fourth Supplemental Indenture.

SECTION 2.           The provisions of this Forty-Fourth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof.  From and after the initial issue of the New Bonds, this Forty-Fourth Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Forty-Fourth Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Forty-Fourth Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Forty-Fourth Supplemental Indenture, shall be applicable with respect to the New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Forty-Fourth Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Forty-Fourth Supplemental Indenture and in the New Bonds (save only the Trustee’s certificates upon said New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

SECTION 3.           The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Forty-Fourth Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

SECTION 4.           This Forty-Fourth Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the City of Dayton, Ohio, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, Assistant Vice President or an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY

By
John J. Gillen
Senior Vice President and Chief Financial Officer
[SEAL]

Attest:

Miggie E. Cramblit
Vice President, General Counsel
and Corporate Secretary

Signed and acknowledged in our presence by
The Dayton Power and Light Company

[Forty-Fourth Supplemental Indenture, dated as of September 1, 2006, to Indenture dated as of October 1, 1935, executed by The Dayton Power and Light Company to Irving Trust Company (now The Bank of New York), as Trustee]

THE BANK OF NEW YORK,
as Trustee

By
Louis P. Young
Vice President
[SEAL]

Attest:

Franca Ferrara
Assistant Vice President

Signed and acknowledged in our presence by
The Bank of New York

STATE OF OHIO,	)	ss.:
COUNTY OF MONTGOMERY	)

On this        day of September, 2006, personally appeared before me, a Notary Public within and for said County in the State aforesaid, John J. Gillen, and Miggie E. Cramblit, to me known and known to me to be, respectively, the Senior Vice President and Chief Financial Officer and the Vice President, General Counsel and Corporate Secretary of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Senior Vice President and Chief Financial Officer and Vice President, General Counsel and Corporate Secretary for and on behalf of said corporation and that the same is their free act and deed as such Senior Vice President and Chief Financial Officer and Vice President, General Counsel and Corporate Secretary, respectively, and the free and corporate act and deed of said corporation; and said John J. Gillen, being by me duly sworn, did depose and say: that he resides in Delaware County, Pennsylvania; that he is the Senior Vice President and Chief Financial Officer of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

TIMOTHY G. RICE, Attorney at Law
Notary Public, State of Ohio
My Commission has no expiration date,
Section 147.03 O.R.C.

STATE OF NEW YORK,	)	ss.:
COUNTY OF NEW YORK	)

On this 8th day of September, 2006, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Louis P. Young and Franca Ferrara, to me known and known to me to be, respectively, a Vice President and an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Assistant Vice President for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Assistant Vice President, respectively, and the free and corporate act and deed of said corporation; and said Louis P. Young being by me duly sworn, did depose and say: that he resides in Plainview, New York; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that he signed his name thereto by like order.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

Carlos R. Luciano
Notary Public, State of New York
No. 41-4765897
Qualified in Queens County
Commission Expires April 30, 2010

This instrument prepared by

Timothy G. Rice, Esq.
Attorney at Law
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, Ohio 45432